Van Kampen Small Cap Growth Fund
                          Item 77(O) 10F-3 Transactions
                       April 1, 2005 - September 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Neusta  6/28/  27,500  $22.00 $605,00  65,600    0.24%  1.18%   Morgan   Banc
r Inc.    05    ,000           0,000                            Stanle    of
                                                                  y,    Americ
                                                                Credit    a,
                                                                Suisse  Credit
                                                                First   Suisse
                                                                Boston   First
                                                                  ,     Boston
                                                                JPMorg     ,
                                                                 an,    Lehman
                                                                 Banc   Brothe
                                                                  of      rs
                                                                Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                 LLC,
                                                                Bear,
                                                                Stearn
                                                                 s &
                                                                 Co.
                                                                 Inc.
                                                                Friedm
                                                                  an
                                                                Billin
                                                                  gs
                                                                Ramsey
                                                                  ,
                                                                Jeffer
                                                                 ies
                                                                Broadv
                                                                 iew,
                                                                ThinkE
                                                                quity
                                                                Partne
                                                                rs LLC

                                                                Merril
                                                                  l
                                                                Lynch
 Adams  7/20/  7,950,  $17.00 $135,15  20,700    0.26%  0.30%   & Co.,  Merril
Respir    05    000            0,000                            Deutsc     l
 atory                                                            he     Lynch
Therap                                                           Bank    & Co.
eutics                                                          Securi
                                                                ties,
                                                                Morgan
                                                                Stanle
                                                                y, RBC
                                                                Capita
                                                                  l
                                                                Market
                                                                  s

                                                                Lehman
                                                                Brothe
  ITC   7/25/                                                    rs,
Holdin    05   12,500  $23.00 $287,50  184,00    0.06%  0.16%   Credit  Lehman
  gs            ,000           0,000      0                     Suisse  Brothe
 Corp                                                           First     rs
                                                                Boston
                                                                  ,
                                                                Morgan
                                                                Stanle
                                                                  y
                                                                Morgan
                                                                Stanle
 Net 1                                                            y,
 UPES   8/2/0  10,258  $22.00 $225,68  770,00    0.34%  0.55%   JPMorg  JPMorg
Techno    5     ,625           9,750      0                      an,      an
logies                                                          Robert   Chase
                                                                  W.
                                                                Baird
                                                                & Co.,
                                                                Jeffer
                                                                ies &
                                                                Compan
                                                                  y,
                                                                Inc.,
                                                                Thomas
                                                                Weisel
                                                                Partne
                                                                rs LLC
                                                                Morgan
                                                                Stanle
                                                                  y,
Advanc  8/3/0  10,600  $10.00 $106,00  186,00    0.18%  0.13%   Merril  Merril
  ed      5     ,000           0,000      0                       l        l
Analog                                                          Lynch    Lynch
  ic                                                            & Co.,   & Co.
Techno                                                          Piper
logies                                                          Jaffra
 Inc.                                                           y, SG
                                                                Cowen
                                                                & Co.,
                                                                Thomas
                                                                Weisel
                                                                Partne
                                                                rs LLC
                                                                Morgan
                                                                Stanle
                                                                  y,
Dresse  8/10/  27,000  $21.00 $567,00   6,100    0.02%  0.09%   Citigr    UBS
r Rand    05    ,000           0,000                             oup,   Invest
 Group                                                           UBS     ment
 Inc.                                                           Invest  Bank &
                                                                 ment   Citigr
                                                                Bank,     oup
                                                                Bear,
                                                                Stearn
                                                                 s &
                                                                 Co.
                                                                Inc.,
                                                                Goldma
                                                                  n,
                                                                Sachs
                                                                & Co.,
                                                                Lehman
                                                                Brothe
                                                                 rs,
                                                                Natexi
                                                                  s
                                                                Bleich
                                                                roeder
                                                                Inc.,
                                                                Simmon
                                                                 s &
                                                                Compan
                                                                  y
                                                                (Inter
                                                                nation
                                                                 al),
                                                                Howard
                                                                 Weil
                                                                Incorp
                                                                orated
                                                                Morgan
                                                                Stanle
                                                                  y,
 WebMD  9/28/  6,900,  $17.50 $120,75   3,400    0.05%  0.04%   Citigr  Citigr
Health    05    000            0,000                             oup,     oup
 Corp                                                           Goldma
                                                                  n,
                                                                Sachs
                                                                & Co.